Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

COLONNADE ACQUISITION CORP. II*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(5)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, par value $0.0001 per share(1)	457(f)(1)	40,000,000	$9.98(6)	$399,200,000.00	$110.20 per $1,000,000	$43,991.84(10)

	Equity	Common stock, par value $0.0001 per share(2)	457(f)(2)	40,000,000	N/A	$1,333(9)	$110.20 per $1,000,000	$0.15(10)

	Equity	Warrants to purchase common stock(3)	457(f)(1)	12,333,333	$0.07(7)	$863,333.31	$110.20 per $1,000,000	$95.14(10)

	Equity	Common stock, par value $0.0001 per share(4)	—	12,333,333	$11.50(8)	$141,833,329.50	$110.20 per $1,000,000	$15,630.03(10)

	Total Offering Amounts					$541,897,995.81		$59,717.16

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$59,717.16

(1)

The number of shares of common stock, par value $0.0001 per share, of Plastiq Pubco (as defined below) (the “Plastiq Pubco Common Stock”) to be issued in respect of (i) 33,000,000 Class A ordinary shares underlying units issued in CLAA’s initial public offering and (ii) 7,000,000 Class B ordinary shares held by Colonnade Sponsor II LLC (the “Sponsor”).

(2)

The number of shares of Plastiq Pubco Common Stock to be issued or issuable connection with the business combination described herein (the “Business Combination”), including shares of Plastiq Pubco Common Stock to be issued at the closing of the Business Combination, shares of Plastiq Pubco Common Stock issuable upon exercise of options to purchase shares of common stock of Plastiq Inc. that will become options to purchase shares of Plastiq Pubco Common Stock following the Business Combination, shares of Plastiq Pubco Common Stock issuable upon vesting and settlement of restricted stock units of Plastiq Inc. that will become restricted stock units of Plastiq Pubco following the Business Combination, and shares of Plastiq Pubco Common Stock issuable upon achievement of any of the Nearside Earnouts (as defined and described in the proxy statement/prospectus that is part of this registration statement) following the Business Combination.

(3)

The number of warrants to acquire shares of Plastiq Pubco Common Stock being registered represents (i) 6,600,000 warrants to purchase Class A ordinary shares underlying units issued in CLAA’s initial public offering (the “public warrants”) and (ii) 5,733,333 warrants to purchase Class A ordinary shares issued to the Sponsor in a private placement simultaneously with the closing of CLAA’s initial public offering (the “private placement warrants” and, together with the public warrants, the “warrants”).

(4)

The number of shares of Plastiq Pubco Common Stock to be issued upon the exercise of (i) 6,600,000 public warrants and (ii) 5,733,333 private placement warrants. The warrants will convert into warrants to acquire shares of Plastiq Pubco Common Stock in the Domestication (as defined below).

(5)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(6)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of CLAA on the New York Stock Exchange (the “NYSE”) on November 7, 2022 ($9.98 per Class A ordinary share). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(7)	Represents the exercise price of the warrants.
(8)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the CLAA public warrants on the NYSE on November 7, 2022 ($0.07 per warrant). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(9)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. Plastiq Inc. is a private company for which no market exists for its securities, and has an accumulated deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of the Plastiq, Inc. securities expected to be exchanged in the Business Combination.

(10)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.
*

Prior to the consummation of the Business Combination, Colonnade Acquisition Corp. II, a Cayman Islands exempted company (“CLAA”), intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which CLAA’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed “Plastiq Inc.” upon the consummation of the Domestication. As used herein, “Plastiq Pubco” refers to CLAA after giving effect to the Domestication.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A

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